[MORRISON & FOERSTER LLP Letterhead]

                                                   Writer's Direct Dial Number
                                                        (202) 887-1500


March 25, 1997


Overland Express Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201


              Re:    Shares of Common Stock of
                     Overland Express Funds, Inc.

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 35 and Amendment No. 37 to the Registration Statement on Form N-1A (SEC File Nos. 33-16296 and 811-8275) (the "Registration Statement") of Overland Express Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Small Cap Strategy Fund of the Company (collectively, the "Shares").


     We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.


     We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the fiscal year ended December 31, 1996.

    Based upon and  subject to the  foregoing,  we are of the  opinion that:

     The issuance of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Fund's dividend reinvestment plan in accordance with the description set forth in the Fund's current prospectuses the Shares will be legally issued, fully paid and nonassessable by the Company.

    We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" and the description of advice rendered by our firm under the heading "Management of the Fund" in the Prospectus, which has been incorporated by reference into the Registration Statement.


                                                     Very truly yours,

                                                     /s/Morrison & Foerster LLP

                                                     MORRISON & FOERSTER LLP